Exhibit 10(iii)


                            MERRILL LYNCH & CO., INC.
                        1986 EMPLOYEE STOCK PURCHASE PLAN


     1.   Definitions.

    "Account"   means  an  Employee   Stock  Purchase  Plan
(BlueprintSM) account maintained by Merrill Lynch, Pierce, Fenner & Smith Incorporated, a subsidiary of ML & Co.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Committee" means the Management Development and Compensation Committee of the Board of Directors of ML & Co.

     "Common Stock" means ML & Co. Common Stock, par value $1.331/3 per share.

     "Current Eligible Compensation" for any pay period means the gross amount of Eligible Compensation with respect to which net amounts are actually paid in such pay period, provided that, for all Eligible Employees (other than officers of ML & Co., as defined in Rule 16a-1 under the Securities Exchange Act of
1934), the gross amount of any portion of incentive compensation, under ML & Co.'s Variable Incentive Compensation Program or Office Management Incentive Compensation Plan (or any equivalents, or successors thereto) or incentive compensation for Financial Consultants with pay frequencies other than monthly, with respect to which net amounts are paid on an accelerated basis in the last two months of the fourth calendar quarter of any Plan Year, shall be included in Current Eligible Compensation for the pay period beginning January 1 of the next following Plan Year only, and provided further that for officers of ML & Co., as defined in Rule 16a-1 under the Securities Exchange Act of 1934, any such accelerated gross amounts shall not be included as Current Eligible Compensation in either the Plan Year in which they were paid or the next following Plan Year.

     "Default Dollar Amount" means the lesser of (i) the dollar amount payroll deduction, if any, as in effect for a Participating Employee as of the end of the previous Plan Year for this Plan or the Employee Stock Purchase Plan for Employees of Merrill Lynch Partnerships or (ii) the maximum dollar amount payroll deduction, if any, allowable for such Participating Employee for such Plan Year.

     "Dollar Amount Eligible Compensation" for any Plan Year means the gross amount of Eligible Compensation paid during the calendar year two years prior to such Plan Year provided that, for all Eligible Employees (other than officers of ML & Co., as defined in Rule 16a-1 under the Securities Exchange Act of 1934) for the purpose of determining Dollar Amount Eligible Compensation for any Plan Year after 1992, the gross amount of any incentive compensation paid pursuant to ML & Co.'s Variable Incentive Compensation Program or Office Management Incentive Compensation Plan (or any equivalents, or successors thereto) or incentive compensation for Financial Consultants with pay frequencies other than monthly, with respect to which net amounts are paid on an accelerated basis in the last two months of the fourth calendar quarter of any year, shall be included as Dollar Amount Eligible Compensation in the next following calendar year only, and provided further that for officers of ML & Co., as defined in Rule 16a-1 under the Securities Exchange Act of 1934, any such accelerated gross amounts shall not be included as Dollar Amount Eligible Compensation in either the calendar year in which they were paid or the next following calendar year.

     "Eligible Compensation" means base salary, asset gathering compensation, adjusted compensation, incentive compensation, overtime, bonuses and/or other regular payments, with such additions or deletions as may be determined by the Director of Human Resources to be necessary to provide consistency with other plans of ML & Co., subject to any applicable requirements or limitations under
Section 423 of the Code.

     "Eligible Employee" means employees eligible to participate in the Plan pursuant to the provisions of Section 5.

     "Fair Market Value" means the mean of the high and low sales prices of a share of Common Stock on the New York Stock Exchange on the date in question or, if the Common Stock shall not have been traded on such exchange on such date, the mean of the high and low sales prices on such exchange on the first day prior thereto on which the Common Stock was so traded or such other amount as may be determined by the Committee by any fair and reasonable means.

     "Investment Date" means the Friday immediately preceding the 15th day of the month following the end of each calendar quarter, or such other date as may be determined by the Committee or its delegate, subject to any applicable requirements or limitations under Section 423 of the Code.

     "ML & Co." means Merrill Lynch & Co., Inc., a Delaware corporation.

     "Participating Employee" means an employee (i) for whom payroll deductions are currently being made or (ii) for whom payroll deductions are not currently being made because he or she has reached the limitation set forth in Section 7.

     "Plan" means this Merrill Lynch & Co., Inc. 1986 Employee Stock Purchase Plan.

     "Plan Year" means a calendar year.

     "SIP" means the Merrill Lynch & Co., Inc. 401(k) Savings & Investment Plan.

     "Subsidiary" means any corporation not excluded by the Committee or its delegate, in its sole discretion, of which ML & Co. owns or controls, directly or indirectly, not less than 50% of the total combined voting power of all classes of stock or other equity interests.

     2. Purpose of the Plan.

     The purpose of the Plan is to secure for ML & Co. and its stockholders the benefits of the incentive inherent in the ownership of ML & Co.'s capital stock by present and future employees of ML & Co. and its Subsidiaries. The Plan is intended to comply with the provisions of Sections 421, 423 and 425 [since the date of adoption of the Plan, Section 425 has been renumbered to Section 424] of the Code and the Plan shall be administered, interpreted and construed in accordance with such provisions.

     3. Shares Reserved for the Plan.

     There shall be reserved for issuance and purchase by employees under the Plan an aggregate of 125,600,000 shares of Common Stock, subject to adjustment as provided in Section 13. Shares subject to the Plan may be shares now or hereafter authorized but unissued, or shares that were once issued and subsequently re-acquired by ML & Co. If and to the extent that any right to purchase reserved shares shall not be exercised by any employee for any reason or if such right to purchase shall terminate as provided herein, shares that have not been so purchased hereunder shall again become available for the purposes of the Plan unless the Plan shall have been terminated, but such unpurchased shares shall not be deemed to increase the aggregate number of shares specified above to be reserved for purposes of the Plan (subject to adjustment as provided in Section 13).

     4. Administration of the Plan.

     The Plan shall be administered, at the expense of ML & Co., by the Committee. The Committee consists of not less than 3 members of the Board of Directors who are not officers or in the employ of ML & Co., who are not eligible, and for a period of one year prior to the commencement of their service on the Committee have not been eligible, to participate in the Plan, who are non-employee directors within the terms of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, and who shall serve at the pleasure of the Board of Directors. The Committee may request advice or assistance or employ such other persons as are necessary for proper administration of the Plan. Subject to the express provisions of the Plan, the Committee shall have authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to delegate duties and responsibilities under Plan in accordance with the terms of such Plan, and to make all other determinations necessary or advisable in administering the Plan, all of which determinations shall be final and binding upon all persons.

     5. Eligible Employees.

     All employees of ML & Co. and each Subsidiary shall be eligible to participate in the Plan, provided that each of such employees

     (a) is not in a group of key employees that, pursuant to Section 423(b)(4)(D) of the Code, the Committee or its delegate determines to be ineligible to participate in the Plan; and

     (b) has been employed by ML & Co. and/or any Subsidiary (or any predecessor thereof) for a period of one year, or for such shorter period (continuous or otherwise) as may be determined by the Committee or its delegate, subject to any applicable requirements or limitations under Section 423 of the Code, and is employed by ML & Co. or any Subsidiary during the enrollment period for the Plan Year for which participation is to commence; and

     (c) does not own, immediately after the right is granted, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of capital stock of ML & Co. or of a Subsidiary.

     In determining stock ownership under this Section 5, the rules of Section 425(d) [since date of adoption of the Plan, Section 425(d) has been renumbered to Section 424(d)] of the Code shall apply and stock that the employee may purchase under outstanding options shall be treated as stock owned by the employee. Eligible Employees who have been or will be laid off or retired on the first day of a Plan Year cannot participate in such Plan Year.

     6. Election to Participate and Payroll Deductions.

     Each Eligible Employee may elect to participate in the Plan during an applicable enrollment period.

     Each Eligible Employee may elect to make payroll deduction contributions to the Plan (in the form of a percentage and/or a stated dollar amount) from Eligible Compensation or Current Eligible Compensation in accordance with such rules and limitations as may be determined by the Committee or its delegate, subject to any applicable requirements or limitations under Section 423 of the Code.

     Elections under this Section 6 are subject to the limits set forth in
Section 7. All payroll deductions shall be credited, as promptly as practicable, to an account in the name of the Participating Employee and may be used by ML & Co. for any corporate purpose.

     Unless he or she elects otherwise during an enrollment period, an Eligible Employee who is a Participating Employee in either this Plan or the Employee Stock Purchase Plan for Employees of Merrill Lynch Partnerships on the day before a Plan Year (or such other period as may be determined by the Committee or its delegate) commences will be deemed (i) to have elected to participate in the applicable period and (ii) to have authorized the same type of payroll deduction (i.e., percentage or dollar amount) for such period as in effect for such employee on the day before such period commences. That payroll deduction will be either the same percentage deduction or deductions in effect for such employee on the day before such period commences or the Default Dollar Amount, as applicable.

     A Participating Employee may at any time cease participation in the Plan by filing the required election with ML & Co. The cessation will be effective as soon as practicable, whereupon no further payroll deductions shall be made, and payroll deductions not theretofore invested shall be invested as provided in
Section 9. Any Participating Employee who ceases to participate may elect to participate in a subsequent applicable period, if then eligible. A Participating Employee may at any time during an applicable period, (but not more than such number of times as may be determined by the Committee or its delegate) change his or her payroll deductions by filing the required election with ML & Co., which change shall become effective with the first pay period of the first succeeding applicable period to which it may be practicably applied.

     7. Limitation of Number of Shares That an Employee May Purchase.

     No right to purchase shares under this Plan shall permit an employee to purchase stock under all employee stock purchase plans of ML & Co. and its subsidiaries (as defined in Section 423 of the Code) at a rate which in the aggregate exceeds $25,000 of Fair Market Value of such stock (determined at the time the right is granted, which, in the case of this Plan, is the Investment
Date) for each calendar year in which the right is outstanding at any time.

     8. Purchase Price.

     The purchase price for each share of Common Stock shall be eighty-five percent (85%) of the Fair Market Value of such share on the Investment Date, or such greater percentage as may be determined by the Committee or its delegate, subject to any applicable requirements or limitations under Section 423 of the Code.

     9. Method of Purchase and Investment Accounts.

     As of each Investment Date, each Participating Employee shall be offered the right to purchase, and shall be deemed, without any further action, to have purchased, the number of whole and fractional shares of Common Stock determined by dividing the amount of his or her payroll deductions not theretofore invested by the purchase price as determined in Section 8. All such shares shall be maintained in separate Accounts for the Participating Employees. All dividends paid with respect to such shares shall be credited to each Participating Employee's Account, and will be automatically reinvested in whole and fractional shares of Common Stock, unless the Participating Employee elects not to have such dividends reinvested.

     10. Title of Accounts.

     Each Account may be in the name of the Participating Employee or, if he or she so indicates in the appropriate election, in his or her name jointly with another person, with right of survivorship. A Participating Employee who is a resident of a jurisdiction that does not recognize such a joint tenancy may have an Account in his or her name as tenant in common with another person, without right of survivorship.

     11. Rights as a Stockholder.

     At the time funds from a Participating Employee's payroll deductions account are used to purchase the Common Stock, he or she shall have all of the rights and privileges of a stockholder of ML & Co. with respect to whole shares purchased under the Plan whether or not certificates representing full shares have been issued.

     12. Rights Not Transferable.

     Rights granted under the Plan are not transferable by a Participating Employee other than by will or the laws of descent and distribution and are excercisable during his or her lifetime only by him or her.

     13. Adjustment in Case of Changes Affecting ML & Co.'s Common Stock.

     In the event of a subdivision of outstanding shares of Common Stock, or the payment of a stock dividend thereon, the number of shares reserved or authorized to be reserved under this Plan shall be increased proportionately, and such other adjustment shall be made as may be deemed necessary or equitable by the Board of Directors. In the event of any other change affecting the Common Stock, such adjustment shall be made as may be deemed equitable by the Board of Directors to give proper effect to such event, subject to the limitations of
Section 425 [since date of adoption of the Plan, Section 425 has been renumbered to Section 424] of the Code.

     14. Retirement, Termination and Death.

     In the event of a Participating Employee's retirement or termination of employment during a Plan Year or other applicable period, the amount of his or her payroll deductions not theretofore invested shall be refunded to him or her, and in the event of his or her death shall be paid to his or her estate, any such refund or payment to be made as soon as practicable after the next Investment Date.

     15. Amendment of the Plan.

     The Board of Directors may at any time, or from time to time, amend the Plan in any respect; provided, however, that the Plan may not be amended in any way that will cause rights issued under it to fail to meet the requirements for employee stock purchase plans as defined in Section 423 of the Code, including stockholder approval if required.

     16. Termination of the Plan.

     The Plan and all rights of employees hereunder shall terminate:

     (a) on the Investment Date that Participating Employees become entitled to purchase a number of shares greater than the number of reserved shares remaining available for purchase; or

     (b) at any time, at the discretion of the Board of Directors.

     In the event that the Plan terminates under circumstances described in (a) above, reserved shares remaining as of the termination date shall be sold to Participating Employees on a pro rata basis.

     17. Effective Date of the Plan.

     The Plan shall be effective as of October 23, 1986.

     18. Governmental and Other Regulations.

     The Plan, and the grant and exercise of the rights to purchase shares hereunder, and ML & Co.'s obligation to sell and deliver shares upon the exercise of rights to purchase shares, shall be subject to all applicable Federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may, in the opinion of counsel for ML & Co., be required.

     19. Indemnification of Committee.

     Service on the Committee shall constitute service as a Director of ML & Co. so that members of the Committee shall be entitled to indemnification and reimbursement as Directors of ML & Co. pursuant to its Certificate of Incorporation, By-Laws, or resolutions of its Board of Directors or stockholders.